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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Intelispan, Inc.

We consent to the incorporation by reference in the registration statement on Form S-8 of Intelispan, Inc. of our report dated February 18, 2000, relating to the consolidated balance sheets of Intelispan, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, which report appears in the May 3, 2000 Form SB-2A of Intelispan, Inc.

                         KPMG LLP

Phoenix, Arizona
October 3, 2000


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